                                                                    Exhibit 10.4

                          AMENDMENT AND MODIFICATION

     It is hereby agreed by and between KLEARFOLD, INC. and UNITED PAPERWORKERS INTERNATIONAL UNION, LOCAL 286, that the Collective Bargaining Agreement in effect from December 1, 1994, through November 30, 1999 shall be extended and modified as follows:

     1. The Agreement scheduled to expire on November 30, 1999 shall be extended for a period of three (3) years through November 30, 2002. (The extension period.) This Amendment shall remain in effect through November 30, 2002 so long as the new Roland Press scheduled to be installed in spring 1997 remains in the jurisdiction of Local 286. The Employer shall set the rates of the aforementioned Press in accordance with currently negotiated rates.

     2. Page 2 of Appendix A shall be amended to reflect a thirty cent ($0.30) per hour increase in each of the extension years. Specifically, the Addendum shall be amended as follows:

          Effective December 1, 1999, all, employees shall receive a wage increase of thirty cents ($0.30) per hour above their then present hourly rate of pay.

          Effective December 1, 2000, all employees shall receive a wage increase of thirty cents ($0.30) per hour above their then present hourly rate of pay.

          Effective December 1, 2001, all employees shall receive a wage increase of thirty cents ($0.30) per hour above their then present hourly rate of pay.

     3. Article X, Health and Welfare Plan shall be amended and modified as follows:

          Section 18. Effective December 1, 1999 the parties agree to a contract reopener for the sole and limited purpose of negotiating the Employer's and employees' obligations regarding the benefits presently provided pursuant to
Article X of the Collective Bargaining

Agreement. Pursuant to the reopener, the parties shall meet and attempt to negotiate an agreement satisfactory to both parties. The parties shall have ninety (90) days to reach such an agreement. In the event the parties to reach an agreement on this limited issue the parties shall submit the matter to binding arbitration. Costs of the arbitration will be shared equally between the parties. The Arbitrator shall limit his consideration to the area standards of the industry and of similarly situated companies represented by Local 286 regarding the provisions of such benefits, and the Employer's maintaining a fair and competitive position in the marketplace. The submission to binding arbitration shall not take place unless and until other similarly situated companies such as (Royal Pioneer Industries, McLean Packaging Company and other similarly situated employers presently participating in the Health and Welfare
Fund), complete negotiations on this particular matter. Presentation of evidence to the Arbitrator shall be limited to evidence of costs incurred for the types of benefits described in Article X of the Collective Bargaining Agreement made by Employers and employees similarly situated in the industry and represented by Local 286 as well as the competitive nature of the Employers' business. In no event will the Employer be required to pay for any types of benefits not currently provided.

     4. In consideration for the aforementioned agreement to submit the issue in paragraph 3 above to binding arbitration the Union and employees shall not have the right to strike during the period of reopener and the extension period.

     5. Effective upon the execution of this extension and modification, all employees employed as of the date of the execution of this Agreement shall have all attendance points removed. Specifically this shall mean that all employees currently employed on the date of the execution of this Agreement shall have no attendance points as of the date of execution.

     6. By entering into this Agreement, the parties intend to be legally bound.

     7. All other terms and conditions of the Collective Bargaining Agreement mentioned hereinabove, which is scheduled to expire on November 30, 1999, shall remain in full force and effect.


UNITED PAPERWORKERS INTERNATIONAL                       KLEARFOLD, INC.
UNION, LOCAL 286


[SIGNATURE ILLEGIBLE]                                  [SIGNATURE ILLEGIBLE]
---------------------                                  ---------------------
    4/8/97                                                  3-27-97


[SIGNATURE ILLEGIBLE]

[SIGNATURE ILLEGIBLE]

                               AGREEMENT BETWEEN




                UNITED PAPERWORKERS INTERNATIONAL UNION LOCAL 286


                                      AND



                                KLEARFOLD, INC.








EFFECTIVE: DECEMBER 1, 1994                               TO; NOVEMBER 30, 1999

                                                                  PAGE
ARTICLE I           EXTENT, SCOPE AND PURPOSE                    1  -  4
ARTICLE II          TEMPORARY HELP                               4  -  5
ARTICLE III         SENIORITY, PROMOTION, SHOP STEWARDS          5  -  9
ARTICLE IV          OPERATION DAYS                               9  -  10
ARTICLE V           HOLIDAYS                                    10  -  11
ARTICLE VI          WAGES, RATES OF PAY, VACATION               11  -  15
ARTICLE VII         WAGE REIMBURSEMENT                          15
ARTICLE VIII        NO STRIKES - NO LOCKOUTS                    15  -  16
ARTICLE IX          GRIEVANCE PROCEDURE                         16  -  16
ARTICLE X           HEALTH AND WELFARE PLAN                     17  -  22
ARTICLE XI          PENSION PLAN                                22  -  23
ARTICLE XII         PREPAID LEGAL SERVICES                      23  -  25
ARTICLE XIII        FEDERAL CREDIT UNION                        25
ARTICLE XIV         FURNISHING AND COMPLETION OF FORMS
                    BY NEW EMPLOYEES                            25  -  26
ARTICLE XV          COOPERATION                                 26
ARTICLE XVI         LABOR MANAGEMENT COMMITTEE                  26  -  27
ARTICLE XVII        LEAVES OF ABSENCE                           27  -  28
ARTICLE XVIII       FUNERAL LEAVE                               28  -  29
ARTICLE XIX         MANAGEMENT RIGHTS                           29
ARTICLE XX          CAUSES FOR IMMEDIATE DISCHARGE              29  -  31
ARTICLE XXI         REST PERIODS                                31
ARTICLE XXII        UNION LABEL                                 31  -  32
ARTICLE XXIII       NEW MACHINERY                               32
ARTICLE XXIV        SEVERANCE TRUST FUND                        32  -  33

ARTICLE XXV              FAIR EMPLOYMENT PRACTICES               33  -  34
ARTICLE XXVI             SPECIAL ENFORCEMENT                     34  -  35
ARTICLE XXVII            EMPLOYER ACCEPTANCE OF JOINTLY
                         ADMINISTERED FUNDS                      35
ARTICLE XXVIII           ON THE JOB TESTING/DRUG TESTING         35  -  36
ARTICLE XXIX             DURATION                                36
APENDIX "A'              JOB CLASSIFICATION - MINIMUM RATES      38

                                LABOR AGREEMENT
                                ---------------

          THIS AGREEMENT made and entered into this 1st day of December,
1994, by and between KLEARFOLD, INC., party of the first part, hereinafter
                     ---------------
referred to as the "Employer" or the "Company", its successors and assigns and the UNITED PAPERWORKERS INTERNATIONAL UNION, LOCAL NO. 186, party of the second
    ------------------------------------------------------
part, (hereinafter referred to as "Union"), for and on behalf of the employees now employed and hereinafter employed by the Employer, included in the unit of representation hereinafter described and designated collectively as "Employees" and singularly as "Employee".

          NOW, THEREFORE the parties intending to be legally bound hereby agree as follows:

                                   ARTICLE I
                                   ---------

                           EXTENT, SCOPE AND PURPOSE
                           -------------------------

Section 1.  It is the intent and purpose of the parties hereto that this
----------
Agreement will promote and improve the industrial and economic relationship between the employees of the Company and the Company, and to set forth herein the basic agreement covering rates of pay, hours of work and conditions of employment, to be observed between the parties hereto. This Agreement recognizes the mutual interest of the Company and the employees in the operation of the Company's plant to attain economy of operation, safety to the employees, quantity and quality of output, protection of property and cleanliness of plant and the parties hereto agree that they will cooperate fully, individually and collectively for the advancement of these conditions.

Section 2.     (a) Employer recognizes the Union or its Successors as the sole
----------
agency for collective bargaining. All employees (with the exception of timekeepers, clerks, office employees and non-working foremen and non-working supervisors in charge of any classes of labor) who are members of the Union in good standing on the effective date of this Agreement, shall as a condition of continued employment, maintain their membership in good standing in the Union. All employees who on the effective date of this Agreement are not as yet members in good standing of the Union shall become members of the Union in good standing at the expiration of a thirty (30) day period following the effective date of this Agreement. All new employees shall, as a condition of continued employment, become members and maintain membership in good standing in the Union at the expiration of a thirty (30) day period following the date of their employment or the effective date of this Agreement, whichever is the later.

               (b) It is agreed that upon the installation of new equipment, the creation of a new job classification or upon changes in the duties of existing job classifications, the Company retains the right to unilaterally establish the initial wage rate. The initial wage rate will be effective for a period of four
(4) months. Upon the expiration of the four (4) month period, the

Company and the Union agree to negotiate an appropriate rate of pay for the new or changed job at the Union's request. This Section is subject to the grievance and arbitration provision of this Agreement.

Section 3.     The Company agrees to deduct from the wages of its employees who
----------
have so authorized, Union Dues and Initiation Fees for transmittal to the Union. Said deductions will be made out of the first pay of the month and shall be remitted to the Union by no later than the 15th day of the month for which said dues apply. Dues and initiation Fees deducted shall be remitted to the Union headquarters by check. The check shall be accompanied by two (2) copies of a list showing thereon:

               (a) The names of all employees who received pay during the calendar month for which remittance is made;

               (b) The amount of deduction for each employee for whom a deduction was made; and

               (c) For all employees whose names appear on the list for the first time, their addresses, social security numbers and date of hire.

               The Union agrees to defend, indemnify and hold the Company harmless against any claim or liability arising from the administration of this Section of the Agreement.

               The Union has the right to require the discharge of employees who are delinquent in the payment of periodic union dues by giving the Company seven
(7) days' written notice.

Section 4.     When the Company hires new employees not referred by the Union,
----------
the Shop Steward shall be notified of the employee, name, address and job classification within forty eight (48) hours after the hiring date.

Section 5.     New employees will be considered probationary employees during
----------
the first thirty (30) calendar days of employment. The Union and the Company may mutually agree to extend the probationary period when warranted by individual circumstances in writing with the Company providing the reasons necessitating the extension. The Shop Steward shall be notified of any request for an extension of the probationary period. During the probationary period, employees on probation shall be subject to termination without prior notice at the sole discretion of the Company and such action shall not be subject to the grievance and arbitration provisions of this agreement. Upon the successful completion of the probationary period the employee shall be given full seniority credit back to the original date of employment.


                                  ARTICLE II
                                  ----------

                                TEMPORARY HELP
                                --------------

Section 1.     The Employer may not hire temporary employees, leased employees,
----------
or employees affiliated with any other employer, agency or company except under the terms of this agreement. The Employer acknowledges an obligation to hire full-time employees to fill positions should the need for employment arise. No series of probationary employees, regardless of their source, shall be hired which has the effect of avoiding the obligation of the Employer to hire such full-time positions or to avoid any other provisions of this Agreement.

Section 2.     In the event the Employer has an emergency,
----------
repair work, or other non-recurring need for temporary help the Employer may use temporary help, provided, however, the use of temporary help does not result in the layoff of any regular employee who is qualified to perform the function. This clause is not intended to apply to work which is not normally performed by bargaining unit employees.

                                  ARTICLE III
                                  -----------

                      SENIORITY, PROMOTIONS SHOP STEWARDS
                      -----------------------------------

Section 1.     All employees who have been in the active employment of the
----------
Company for a period of at least one (1) year shall be regarded as the regular set of help of the Company. These employees thus classified shall, wherever possible, in accordance with good management, in dull periods of the year share the work available equally in their given departments. All other help shall be laid off first during the slow periods and shall be reemployed last when work is resumed again.

               If it shall be necessary for the Company to lay off employees because of lack of business, the Union Shop Steward shall be the last employee laid off, providing he/she can perform the work available.

Section 2.     Seniority is defined as the length of an employee's service with
----------
the Company within the bargaining unit; it shall apply plant wide. In case of promotions, layoffs and recalls from layoffs, the following factors shall be considered;

               (a)  Length of continuous service; and

               (b) Skill and ability to perform the work in the job classification in question.

               It is recognized that certain job classifications required considerable skill and ability to perform. In cases of promotion, layoff and recall, the plant seniority of the employee shall be determinative only if the employee possesses the requisite skill and ability immediately to perform such jobs. In the evaluation of relative skill and ability, the Company shall be the judge.

Section 3.     Newly hired employees and promoted employees shall progress to
----------
the classified rate at the rate of not less than twenty cents ($.20) per hour every thirty (30) days.

Section 4.     In the event that a promoted employee is found not to have the
----------
ability to perform the work required in his/her promoted job, or if the job to which the employee has been promoted has been discontinued, the employee shall be placed back in his/her former position, and shall retain his/her seniority at the former position from which he/she was promoted.

Section 5.     The Company agrees to draw up a plant wide seniority list as of
----------
June 1st of each year.

Section 6.     The Union may select from the employees covered by this
----------
Agreement, a Steward, who has been employed by the Company for a period of at least one (1) year, whose duty it is to see that this contract is not broken by either the employees or the Company. The Union shall notify the Company, in writing of the name of the Shop Steward.

               The Shop Steward shall be permitted to leave his department during working hours whenever absolutely necessary, provided he first notifies the foremen.

Section 7.     As a result of temporary transfer, an employee will not suffer
----------
any reduction in his/her hourly rate of pay. However, if temporarily transferred to a higher rated job said employee shall, after one (1) week, receive the higher rate.

               A temporary transfer shall be defined as one lasting or intended to last for ninety (90) days or less. In the event a transfer is intended to be permanent, but in fact lasts for ninety (90) days or less, the employee affected shall receive as back wages the difference between his former rate and the rate to which he was transferred within five (5) days of his return to his former job or rate.

               This provision is not intended to modify the bidding procedure for vacant positions specified in Section 10 of this Article.

Section 8.     When an employee is permanently demoted to a lower paying
----------
position, the lower rate shall apply but if said employee is reinstated in his former position, the higher rate shall then apply.

Section 9.     An employee promoted to a non-working supervisory position shall
----------
retain seniority with respect to his former position for a trial period of three
(3) months and shall resign from the union at the expiration of the said three
(3) month period.

Section 10.    All job openings will be posted on the bulletin
-----------
board for two (2) consecutive working days. The Company may temporarily fill the vacant position, subject to the permanent selection of an employee to fill the position. Job openings will be posted only in the event of a permanent opening in a specific job classification. Senior employees may be permitted to fill vacancies on the day shift whenever practicable, provided such transfer does not impair the working efficiency of the plant. The Company agrees not to unreasonably refuse such transfer. The Company may hire qualified employees from outside the plant in the event there are no qualified people in the plant. There shall be no lateral bidding or down-bidding, however, the Company agrees to consider requests by the Union for down bidding or lateral bidding in special circumstances which may include health, physical disability and age related reasons.

Section 11.         Employees hired or successfully bidding into unskilled or
-----------
semi-skilled positions, as defined hereinbelow, may not be permitted to bid again for a period of four (4) months from the date of the successful bid. In the event the Employer has knowledge of more than one position to be put up for bid prior to a bid for a particular position, the Employer will post all job classifications simultaneously. The unskilled and semi-skilled positions mentioned hereinabove are as follows:

               1.   Automatic Screen Catcher
               2.   Creasing Operator;
               3.   Stripper;
               4.   Glue Machine Feeder;
               5.   Glue Machine Catcher;
               6.   Quality Assurance;
               7.   Shipper/Receiver;
               8.   General Helper;

                9.  Sheeter;
               10.  Printing Feeder Operator
               11.  Baler;
               12.  Die-Cutting Feeder


Section 12.         An employee's seniority rights shall terminate when he or
-----------
she has been laid off because of lack of work for one (1) year. Employees who quit or are discharged shall forfeit all seniority.


                                  ARTICLE IV
                                  ----------

                                OPERATION DAYS
                                --------------

Section 1.          Eight (8) consecutive hours exclusive of time for lunch,
----------
shall constitute a day's work and forty (40) hours shall constitute a week's work in any calendar week. All time worked over eight (8) hours in any twenty four (24) hour period, or forty (40) hours in any one week shall be paid at the rate of time and one-half but not for both.

Section 2.          In the event the Company should fail to inform its employees
----------
not to report for work, except for reasons beyond its control, such as an Act of God, it shall be required to pay four (4) hours on straight time basis to each employee so reporting. All employees who are informed to report for work at any time shall be paid for no less than four (4) hours on a straight time basis and shall do any work assigned to them, but at the rate of pay of their regular jobs.

Section 3.          One and one-half times the regular rate shall be paid for
----------
work performed on Saturday.

Section 4.          Twice the hourly rate shall be paid for work
----------
performed on Sundays. All work performed on any of the designated paid holidays specified in Article V. Section 1, shall be paid for at the rate of double time plus holiday pay.

Section 5.     A shift premium of fifteen cents ($.15) per hour shall be paid
----------
for all work performed on the second shift.

Section 6.     A shift premium of nineteen cents ($.19) per hour shall be paid
----------
for all work performed on a third shift.

Section 7.     The Company shall have the right to require reasonable overtime.
----------
The Company shall provide two (2) hours advance notice of daily overtime and twenty four (24) hours advance notice of overtime required on Saturday, Sunday, or holidays where possible to employees required to work overtime. When it becomes necessary to work overtime on a daily basis or on Saturday, Sunday or holidays, the employee who is performing the job will be given the first opportunity to work overtime.

                                   ARTICLE V
                                   ---------

                                    HOLIDAY
                                    -------

Section 1.     The following holidays or days celebrated in place thereof shall
----------
be observed and shall be paid for at eight (8) hours of the regular hourly rate of pay for all eligible employees with three (3) months seniority or more in the Company;

     New Year's Eve                Labour Day
     New Year's Day                Thanksgiving Day
                                   Day after Thankgiving Day
     Good Friday                   Christmas Eve
     Decoration Day                Christmas Day
     July Fourth                   Two Personal Hoilday

                 It is hereby agreed the Employer will permit employees to carry over personal holidays for a period of not more than thirty
(30) days after the conclusion of the calendar year (January 1 through January 31 of the following year). Requests for personal holidays shall be consistent with past practice and shall not be unreasonably denied. Personal holidays may be selected by mutual agreement with advance notice to the Company.

Section 2.  It is agreed that to qualify for holiday pay, an employee shall have
---------
worked the regular scheduled work day immediately preceding and succeeding said holiday, except for an excused absence, provided, however, that work is available.

            Any employee with one (1) year's seniority or more who is actively employed at any time during the thirty (30) days preceding any of the designated paid holidays mentioned shall receive his/her regular day's pay for the particular holiday.

Section 3.  An employee entitled to a holiday with pay shall not be required to
---------
work on said holiday if unwillingly to do so.

Section 4.  The holidays set forth in Section 1 hereof, shall be taken in
---------
accordance with the federal laws governing the days, dates and days of the week on which the federal employees take identical holidays.

                                  ARTICLE VI
                                  ----------

                        WAGES, RATES OF PAY, VACATION
                        -----------------------------

Section 1.  The schedule of rates attached hereto shall become part of this
---------
agreement and shall govern during the duration of this agreement. It is understood that present employees employed by the Company covered hereunder shall not, as a result of the terms of this contract, suffer any loss in monetary and fringe benefits from their previous labor agreement. If the regular pay day falls on a holiday, then the employees shall receive their pay on the preceding day.

Section 2.  Each employee who shall have been in the service of the Company for
---------
the period hereinafter set forth, prior to June 1st of any year, shall receive vacation and vacation pay. Vacation pay shall be computed on the basis of their regular hourly rate of pay.

            The regular hourly rate of pay for vacation pay at the time an employee becomes eligible for vacation (June 1 of each year) shall be the employee's average straight time hourly rate earned during the immediately preceding vacation year, June 1 to May 31, or the employee's regular rate of pay at the time of taking vacation, whichever is greater.

            In order for an employee to receive full vacation and vacation pay a minimum of twelve hundred (1200) hours must have been worked during the past vacation eligibility year.

            If an employee works less than twelve hundred (1200) hours, the employee shall receive vacation and vacation pay on a prorated basis.

            The base year for computing prorated vacation and vacation pay will be fifteen hundred (1500) hours.

Length of Service        Vacation            Vacation Pay at
  Requirements            Period             Reg. Hrly. Rates
     6 months            1/2   week               20 hours
     1 year              1     week               40 hours
     3 year's            1-1/2 weeks              60 hours
     5 year's            2     weeks              80 hours
     9 year's            3     weeks             120 hours
    15 year's            4     weeks             160 hours
    25 year's            5     weeks             200 hours

Section 3.     (a)  Vacation not exceeding two (2) weeks shall be taken in
----------
consecutive days. The Company may shut down the plant to grant vacations, provided it shall notify the employees at least thirty (30) days before the vacation.

               (b) Management shall not be required to grant vacations extending over more than two (2) weeks in consecutive days, but agrees to do so when employees request it and it can be done with due regard for plant operation.

               (c) In the event of a dispute between two (2) or more employees as to the time of their vacations, the employee with the greatest departmental seniority with the Company shall receive the preference.

Section 4.     All vacations are compulsory and shall be taken within the
----------
particular calendar year.

               It is understood and agreed that the Company may require an employee to work his fourth week of vacation and the employee shall receive vacation pay in lieu of vacation.

               It is further understood and agreed that the third week of vacation shall be taken at a time mutually agreed between the employee and the Company, consistent with production needs.

               Employees entitled to more than two weeks vacation may take the balance of their vacation at any time during the calendar year provided the vacation schedule is mutually agreed upon between the Company and the employee. Management will not unreasonably withhold approval of an employee's request for vacation.

Section  5.    All employees who have qualified for vacation on June 1st of any
-----------
year, but who are laid off or discharged prior to the vacation period herein fixed, shall receive their vacation pay accrued to the time of layoff or discharge.

Section 6.     All employees shall receive their vacation pay on the pay day
----------
preceding the vacation period.

               Employees must take their vacation during the year. In situations where the Employer and the employee mutually agree that an employee will not take scheduled or entitled vacation, the employee will be paid for the scheduled vacation week during the week he works plus his vacation pay. This shall be consistent with past practice.

Section 7.     Employees who terminated before June of the vacation year shall
----------
receive pro rata vacation pay.

Section 8.     Employees who voluntarily leave the employment of the Company
----------
prior to the vacation period herein fixed shall not be eligible to receive vacation pay. It is agreed that employees who retire or resign their employment because of health problems will receive pro rata vacation.

Section 9.     Each week of vacation shall be composed exclusively of work days.
----------
Any holiday falling within an employee's vacation schedule shall be paid to the employee as a holiday and the employee shall have available to him/her another vacation day.

                                  ARTICLE VII
                                  -----------

                              WAGE REIMBURSEMENT
                              ------------------

Section 1.     The Employer agrees to reimburse one (1) Shop Steward and one (1)
----------
other employee (total two (2) employees) at their regular hourly rate for all time lost in connection with their attendance at contract negotiations, including travel time as follows:

               (a) First shift (day) employees up to a maximum of four (4) hours per session.

               (b) Second, Third, Night Shift employees compensation for all time actually incurred in the negotiations during working time not to include situations when employee leaves work in excess of required travel time.

Section 2.     Contract negotiating sessions shall alternate between day and
----------
night sessions.

                                 ARTICLE VIII
                                 ------------

                           NO STRIKES - NO LOCKOUTS
                           ------------------------

          The Union and the Company agree that there shall be no strikes, boycotts, lockouts, or any general slowing down of production by the employees during the life of this Agreement, and that in the event differences or disputes should arise between the Company and the Union as to the meaning and application of this

Agreement, or should any local trouble of any kind arise in the plant, there shall be no suspension of work by the employees on account of such differences.


                                   ARTICLE IX
                                   ----------

                              GRIEVANCE PROCEDURE
                              -------------------

Section 1.   Any employee may discuss a grievance with the foreman prior to
----------
taking up said grievance with the Union Shop Steward. Any meetings or conferences pertaining to grievances shall require the presence of the Union Shop Steward and/or Committee. Should differences arise in the plant between the Company and the Union or its members employed by the Company, or should any local trouble of any kind arise in the plant, such grievances shall be reported by the Union Shop Steward to the Superintendent or Manager of the plant in writing. If the Manager or Superintendent, Union Shop Steward and the party with the grievance are unable to arrive at a satisfactory settlement within forty eight (48) hours, the questions shall then be referred to the official of the Company and the Business Manager of Local 286 or his accredited representatives and they shall attempt to bring about a harmonious settlement; but if the above group is unable to come to a satisfactory conclusion within forty eight (48) hours, the grievance may be submitted to final and binding arbitration. Arbitrators shall be chosen from a list agreed upon by the parties. Grievances processed to arbitration shall be assigned to the listed Arbitrators sequentially unless both parties agree that time is of the essence, in which case the Arbitrator from the list who can provide the earliest date shall be selected. The findings of the selected Arbitrator shall be final and binding. Cost of the third arbitrator shall be borne jointly and equally by the Company and the Union.

            The arbitrators appointed or chosen hereunder to whom any grievance or dispute shall be submitted shall have jurisdiction and authority only to determine the meaning and application of or compliance with the provisions of this Agreement, and shall not have jurisdiction or authority to change or add to the provisions of this Agreement.


                                   ARTICLE X
                                   ---------

                            HEALTH AND WELFARE PLAN
                            -----------------------

Section 1.  Effective December 1, 1994, and for the one year concluding November
----------
30, 1995, the Company agrees to contribute the rates currently being paid as of the date of the execution of this agreement, on behalf of each eligible employee, to the jointly administered and managed Paper Converters Local 286 Health and Welfare Fund ("Trust Fund")

            Contributions shall be made for each week in which the employee is employed for any period of time including vacations and holidays.

Section 2.  Effective December 1, 1995 and on each December 1, thereafter, the
----------
Company agrees that it will contribute whatever sums shall be necessary to maintain the level of existing benefits established by the Trustees of the Fund, together with such benefits as may be purchased by the Trustees from the Fund reserves during the life of this Agreement, for and on behalf of the contributing Company's participants in the Fund; provided, however, that the Company shall not be required to increase their rate of contribution to the Fund as set forth in Section 1 hereof, until such time as the monies carried as a reserve by the Fund fall below a figure which is three (3) times the sum of the monthly cost of all benefits provided to all participants in the Fund (said costs to include administrative expenses and self insured benefits computed on a monthly basis and reported to the parties by the Fund accountants). Effective December 1, 1994 the "existing benefits" referred to above shall include the payment of the full cost, plus any increases in cost, of the plan which a covered employee is currently in as of that date, plus costs of administration for the life of the Agreement. Those plans include:

                      BLUE CROSS PREFERRED COMPREHENSIVE

                     BLUE SHIELD PLAY C AND MAJOR MEDICAL

                                 KEYSTONE HMO

                          BLUE CROSS PERSONAL CHOICE

                             GREATER ATLANTIC HMO

                                U S HEALTHCARE

                                   CIGNA HMO

          Existing benefits shall also include Ten Thousand Dollars ($10,000.00) Life Insurance and Ten Thousand Dollars ($10,000.00) double indemnity, eye care, dental, sick and accident benefits in the amount of One Hundred and Twenty Five

Dollars ($125.00) per week for thirteen (13) weeks, and any other benefits which the employees currently enjoy.

Section 3.     Current employees who wish to change plans during the life of the
----------
Agreement shall have the cost of such plan covered by the Employer if the new plan is of equal or lesser cost. If the employee is forced to change plans for whatever reason, the Employer shall bear the full cost of the new plan even if it is greater. If the employee voluntarily switches to a more expensive plan, he/she shall pay the difference in the cost.

Section 4.     New hires, individuals who have never before worked in the
----------
industry, shall receive keystone or comparable PPO/HMO with equivalent benefits. If a new hire wants another option, he/she may make such selection, but must pay the additional cost.

Section 5.     An employee who can establish proof of alternative primary
----------
medical coverage may exercise a spousal option receiving as additional compensation fifty (50%) percent of the cost of their current primary coverage benefits, not including costs of administration, effective forthwith. The employee may not opt out of Sick and Accident, life insurance, dental or eye care coverage. The additional compensation shall be paid to the employee who elects such option on a weekly basis with their regular paycheck. Employees may only opt out or back into their prior plan provided by the Health and Welfare Fund once within any twelve (12) month period, unless they have lost the alternative coverage. Any employee opting back in shall return to their former plan. If they wish to move to a costlier plan at that time, they may do so but must pay the additional cost.

Section 6.     An employee who looses primary coverage for any reason (i.e.
----------
layoff for more than thirteen weeks), shall return to their prior plan when they regain their eligibility. If they wish to move to a costlier plan at that time, they may do so, but must pay the additional cost.

Section 7.     Notwithstanding any other provision of this Agreement, the
----------
Employer, jointly and severally with the Companies participating in the Health and Welfare Fund, guarantee the existence at all times of a three (3) month Fund reserve.

Section 8.     In the event additional contributions are required of Companies
----------
pursuant to Section 2 above, the Fund accountant shall report the rates of contribution necessary to maintain the benefits levels of the three (3) month reserve.

Section 9.     If any Company fails to implement a change and pay the increased
----------
rates of contributions as required above, the provision of Article XXVI of this Agreement shall then take effect.

Section 10.    There shall be no duplication of Health and Welfare contributions
-----------
made on behalf of a participant. The Union will cooperate with the Company in determining whether any such duplicate payments have been made.

               In the specific case of layoffs, the Company making contributions on behalf of a laid off employee shall be relieved of such obligation, if that employee is employed by a Company making contributions on his behalf of the Health and Welfare Fund.

Section 11.    The sums required by the above sections of this
-----------

Article shall be remitted monthly to the Paper Converters Local 286 jointly administered and managed Health and Welfare Trust Fund on or before the fifteenth (15th) day of the month following the month in which contributions were accrued.

Section 12.    Any newly hired employee who was previously employed by a Company
-----------
party to the Welfare Trust Fund, and who has already qualified for benefits under the Welfare Plan shall be transferred without loss of benefits. The new Employer shall make contributions for the transferred employee from the first day of hire.

Section 13.    Any employee whose coverage was terminated shall be reinstated on
-----------
the first day of the month following his return to active employment with a participating Company of the Welfare Fund. The new Company shall make contributions for the new employee from the first day of hire.

Section 14.    Any Company party to the Welfare Fund shall continue
-----------
contributions for any employee who has been laid off for thirteen (13) weeks following the date of lay off.

Section 15.    Any employer party to the Welfare Fund shall continue
-----------
contributions for any employee who is on Sick Leave or Worker's Compensation up to one year starting with the first day of disability.

Section 16.    Notwithstanding any other provisions of the Agreement,
-----------
contributions to the Health and Welfare Fund, shall not be required for the Four Months of employment for newly hired employees, nor shall he/she be eligible for benefits during that period. Newly hired employee is defined as those new hires, who have not worked previously order any Collective Bargaining Agreement maintained by Local 286 which required the employer make contributions to the above mentioned fund;
any such period of employment in the industry shall be credited to the employee for the purpose of the four (4) month contribution moratorium set forth above. "The Four Months of employment" referred to herein shall commence and continue as does seniority as set forth in Article II, Section 2.

Section 17.    Effective December 1, 1998 each participant employed by the
----------
Company and who is receiving weekly pay (including vacations and holiday pay, but not including benefits in the nature of replacement income) will be required to contribute the amount of Two Dollars ($2.00) per week to the Fund toward the cost of the health care provided by the Fund to the participant; provided, however, that no participant contributions shall be required unless the fund reserves falls below the three (3) month reserve and the Company is required to increase its contributions above the amount set forth in Section 1 above. The Company's obligation, as set forth in this Collective Bargaining Agreement, to pay the full contribution rate to the Fund on behalf of any participant shall not depend upon the participant's ability to make the participant's contribution during periods where the participant is not working.

                                  ARTICLE XI
                                  ----------

                                 PENSION FUND
                                 ------------

Section 1.     The Company shall contribute for each employee, the
---------
following sum; effective December 1, 1993, Thirty Six Cents ($.36) per hour, for each hour paid for, with a maximum of forty (40) hours per week (including vacations and holidays) to the Paper Converters Local 286 Pension Trust Fund.

Section 2.     Notwithstanding any other provisions of the agreement,
----------
contributions to the Pension Fund, shall not be required for the first year of employment for newly hired employees, nor shall he/she be eligible for benefits during that period. Newly hired employee is defined as those new hires, who have not worked previously under any Collective Bargaining Agreement maintained by Local 286 which required the employer to make contributions to the above mentioned fund; any such period of employment in the industry shall be credited to the employee for the purpose of the one (1) year contribution moratorium set forth above. "The first year of employment" referred to herein shall commence and continue as does seniority as set forth in Article II, Section 2.

                                  ARTICLE XII
                                  -----------

                             PREPAID LEGAL SERVICES
                             ----------------------

Section 1.     The Company agrees to contribute the sum of eight cents ($.08)
----------
per hour on behalf of each employee for all hours worked, including vacations and holidays to the Paperworkers Local 286 Prepaid Legal Services Fund.

Section 2.     Contributions shall be made as set forth in Section 1, above, for
----------
each regular, probationary, extra or part time employee, covered by this Agreement on the Company's payroll for each day worked or paid for. The contributions required in Section 1 above, shall be limited to forty (40) hours in a work week. Contributions shall not be made for hours worked in excess of forty (40) hours in a week.

Section 3.     The sum required by Section 1 above, shall be remitted monthly to
----------
the U.P.I.U. Local 286 Prepaid Legal Services Fund. Such monthly payments shall be submitted to the Fund on or before the fifteenth (15th) day of the month following the month in which monies were accrued.

Section 4.     Notwithstanding the provisions of this Article, the Union may
----------
suspend the operations of a delinquent Company, three (3) working days after receipt of a verification by certified mail that such Company is delinquent in its contributions. Copies of the verification shall be sent by the Administrator of the Fund to the Company, Local Union and the Employer Association in which the Company is a member.

Section 5.     Notwithstanding any other provision of the agreement,
----------
contributions to the Prepaid Legal Services Fund, shall not be required for the first year of employment for newly hired employees, nor shall he/she be eligible for benefits during that period. Newly hired employee is defined as those new hires, who have not worked previously under any Collective Bargaining Agreement maintained by Local 286 which required the employer to make contributions to the above mentioned fund; any such period of employment in the industry shall be credited to the employee for the purposes of the one (1) year contribution moratorium as set forth above. "The first year of employment" referred to herein shall commence and continue as does seniority as set forth in Article II, Section 2.


                                 ARTICLE XIII
                                 ------------

                             FEDERAL CREDIT UNION
                             --------------------

Section 1.     The Company agrees to make payroll savings plan deductions from
---------
its employees to the Paper Converters Local 286 Federal Credit Union upon receipt of properly executed forms provided for that purpose.

Section 2.     The Company further agrees that money so deducted will be
---------
forwarded to the Credit Union within ten (10) calendar days following the end of each month during which deductions are made.

               In the event the employer does not remit savings plan deductions within twenty one (21) days, the unremitted sums will begin to accrue interest at the prime rate. Further, in the event legal action is necessitated to compel the employer to remit the savings plan deductions with interest as aforestated, the employer shall be liable to pay all court costs and counsel fees of the Federal Credit Union necessitated by the Credit Union's resort to legal proceedings.

Section 3.     The Union agrees to defend, indemnify and hold the Company
---------
harmless against any claim or liability arising from the administration of this Article.

                                  ARTICLE XIV
                                  -----------

              FURNISHING AND COMPLETION OF FORMS BY NEW EMPLOYEES
              ---------------------------------------------------

Section 1.     The Company agrees to furnish each newly hired
---------
employee with such forms as the Union and the Funds shall provide immediately upon hiring, such as Blue Cross, Pension beneficiary designations, Federal Credit Union, Severance Fund, etc. The Company will exercise its best efforts to insure that the forms are properly completed and will forward the forms to the Union business office upon completion.

                                  ARTICLE XV
                                  ----------

                                 COOPERATION
                                 -----------

Section 1.     Foremen and foreladies are permitted to do general work, but at
---------
no time are they to occupy a position that properly belongs to any employee.

Section 2.     The Company will allow the Union's accredited representative
---------
reasonable access to the shop for Union business upon application to the Company.

Section 3.     The Union agrees for its members that every member will do the
---------
work to the best of his or her ability. The Union also agrees that its members will observe all of the shop rules of the Company and the Union members will observe and carry out the same, provided that such rules and regulations do not conflict with any of provisions of this Agreement.

Section 4.     The Company agrees not to discriminate in any way for any reason
---------
against any member of the Union in the hire or tenure of employment, excepting as against any member of the Union for his failure to comply with the terms and conditions of this Agreement.

                                  ARTICLE XVI
                                  -----------

                          LABOR MANAGEMENT COMMITTEE
                          --------------------------

               The Employer and the Union will establish a Labor Management Committee in the plant consisting of equal numbers of union and employer representatives. This committee will meet regularly to discuss working conditions in the plant. The number of members on this committee and its meeting schedule shall be no more restricted than it is under current practice, if any, in the plant.

                                 ARTICLE XVII
                                 ------------

                               LEAVES OF ABSENCE
                               -----------------

Section 1.     A leave of absence from duty for reasons other than sickness will
---------
require written permission in advance from the Company. An employee who accepts employment elsewhere while on a leave of absence shall be subject to loss of seniority and dismissal.

Leave of absence due to sickness or disability, including pregnancy, may be granted to employees upon request and upon presentation of a proper certificate from their attending physician to support such request before such leave shall be granted. Such employee's seniority date shall not be affected by the leave of absence.

Section 2.     Company agrees to grant necessary and reasonable time without
---------
discrimination or lose of seniority rights and without pay to the Shop Steward and Officers of Local 286 for official Union business. The Union shall be obligated to give appropriate notice to the Company specifying the approximate length of time the

Union Steward or Officer may be off. It is agreed that such leaves of absence shall not exceed three (3) employees from the plant. The maximum leave of absence shall be sixty (60) days and may be extended by mutual agreement.

                                 ARTICLE XVIII
                                 -------------

                                 FUNERAL LEAVE
                                 -------------

Section 1.  When death occurs to a member of an employee's immediate family the
---------
employee will be granted an appropriate leave of absence prior to and including the day of the funeral and in no event more than three (3) days. Any excused absence for this purpose, which would have been regularly scheduled days of work during the regular work week for the employee, shall be compensated at the average straight time rate of pay subject to the following limitation:

            (a) Members of an employee's immediate family are limited to the employee's spouse, mother, father, mother-in-law, father-in-law, brothers, sisters, sons and daughters. Proof of relationship may be required. Two (2) days funeral leave shall be permitted in the event of death of a grandchild.

            (b) No compensation will be granted where the employee does not attend the funeral of the deceased.

            (c) Average straight time rate of pay means the average straight time rate for the week in
                which the death occurs.

            (d) In order to be eligible, the employee is required to furnish a certificate of death, obituary, funeral director's certification, or other appropriate proof of the death. Immediately upon aquiring seniority, the employee is required to furnish names and addresses of members of his or her immediate family as defined above. The Employer will provide a form for this purpose.

                                  ARTICLE XIX
                                  -----------
                               MANAGEMENT RIGHTS
                               -----------------

Section 1.  It is understood and agreed that the management of the plant and the
---------
direction of the working forces, including the right to hire, suspend, transfer, or discipline and discharge for proper cause after due regard for principles of progressive discipline (except as specified in Article XX of this Agreement) and the right to relieve employees from duty because of lack of work or other legitimate reasons, is vested exclusively in the Company.

                                  ARTICLE XX
                                  ----------
                        CAUSES FOR IMMEDIATE DISCHARGE
                        ------------------------------

Section 1.  The following are some of the causes for immediate discharge;
----------

            (a) Bringing intoxicants into or consuming intoxicants in the plant or on the plant premises.

          (b) Reporting for duty under the influence of liquor.

          (c) Smoking while on duty or in prohibited areas.

          (d) Deliberate or negligent destruction or removal of Company's or other employee's property.

          (e) Refusal to comply with Company rules, provided that such rules shall be communicated to employees, and further provided that no changes in present rules or no additional rules shall be made that are inconsistent with this Agreement, and further provided that any existing or new rules, or changes in rules, may be the subject of discussion between the standing committee and the Local Plant Manger; but the decision of the Company shall be final, providing that it is not inconsistent with this Agreement.

          (f) Disorderly conduct.

          (g) Sleeping on duty.

          (h) Giving or taking a bribe of any nature, as an inducement to obtaining work or retaining a position.

          (i) Failure to report for duty without bonafide reasons.

          (j) Reading of books, magazines or newspapers while on duty except where required in line of duty.

          (k) Unsanitary practice endangering the health of others.

          (l) Gambling during working hours.

          (m) Layoffs or discharges for any other causes which are recognized as valid reasons for layoffs or discharge shall be referred to the Union before any action is taken. The Union agrees to act on charges submitted within three (3) days.

          (n) Giving material false reasons for obtaining a leave of absence or engaging in other compensable employment during such leaves of absence.

          (o) Failing to report for work after recall from layoff within three
              (3) calendar days after having been notified by the Company of the recall, except where the employee has advised the Company that circumstances beyond his/her control prevent reporting for duty within that period. The notice required of the Company shall be sent by Registered or Certified Mail Return Receipt Requested, and sent to the employee's last known address listed with the Company.

          (p) Failing to report back to work at the termination of a leave of absence, except where the employee has advised the Company prior to expiration of the leave that circumstances beyond the employee's control prevent reporting for duty at such time.

          (q) Use or possession of illegal drugs.

          (r) Possession of any firearms or unlawful weapons on the Company premises.

                                  ARTICLE XXI
                                  -----------

                                 REST PERIODS
                                 ------------

          In accordance with past local plant practices, rest period procedures shall be continued, with all employees receiving a ten (10) minute break each morning and afternoon.

                                 ARTICLE XXII
                                 ------------

                                  UNION LABEL
                                  -----------

          During the life of this Agreement the Company is privileged to use the Union Label of the United Paperworkers International Union, upon any or all of the products that are manufactured by the workers covered by this Agreement; however, it is understood and agreed that if upon the expiration of this or any subsequent agreement entered into by Local 286 of the U.P.I.U. and the Company that if said Company fails to renew this Agreement, the cuts of and the Union Label will be returned to the officers of Local 286, and the Company agrees to discontinue the use of the Label.

                                 ARTICLE XXIII
                                 -------------

                                 NEW MACHINERY
                                 -------------

               During the life of this Agreement, it is agreed that upon the installation of new equipment not already in use for which no wages rates are now established, the Company and the Union agree to negotiate for the establishment of wages rates; provided, however, that such new machinery has had a trial period of ninety (90) days which may be extended as required by mutual agreement.

                                 ARTICLE XXIV
                                 ------------

                                   SEVERANCE
                                   ---------

Section 1.     United Paperworkers International Union: Local 286 jointly
----------
administered and managed Severance Trust fund.

Section 2.     The Company party to this Agreement shall contribute to the
---------
U.P.I.U. Local 286 jointly administered and managed Severance Trust Fund, the sum of fifteen cent ($.15) per hour worked, not to exceed a maximum of eight (8) hours per day and forty (40) hours per week and including any hours paid for such as holidays, vacation and sick leave.

Section 3.     Contributions shall be made as set forth in section 2 above, for
---------
each regular, probationary, extra or part time employee, covered by this Agreement on this Agreement on the Company's payroll for each day worked or paid for.

Section 4.     The sum required by Section 2 above, shall be
----------
remitted monthly to the U.P.I.U. Local 286 jointly administered and managed Severance Trust Fund hereinafter referred to as "the Severance Fund". Such monthly payments shall be submitted to the Fund on or before the fifteenth
(15th) day of the month following the month in which monies were accured.

Section 5.     Notwithstanding the provisions of this Article, the Union may
---------
suspend the operations of a delinquent Company three (3) working days after receipt of a verification by certified mail that such Company is delinquent in its contributions. Copies of verification shall be sent by the Administrator of the Fund to the Company, Local Union and the employer association in the Company is a member.

               Notwithstanding the provisions of Article VIII, Section 1, in the event of a delinquency, the Union shall have the right to strike, engage in a work stoppage or engage in other forms of concerted activity until such delinquency is paid in full.

Section 6.     In addition to the Employer contributions required above, it is
----------
agreed that employees in accordance with procedures established by the Local 286 Severance Trust Fund, shall have the right to make voluntary contribution to the Plan. It is agreed that the Employer will make appropriate check-offs and contributions to the Severance Plan for voluntary employee contributions to said Plan based on an executed check-off authorization form submitted by the employee. Remittance of voluntary employee contributions shall be made in accordance with Section 4 of this Article.

                                  ARTICLE XXV
                                  -----------

                           FAIR EMPLOYMENT PRACTICES
                           -------------------------

          There shall be no discrimination against any employee or applicant for employment because of race, creed, color, sex, handicap, age, national origin, or union membership in the administration and application of this contract.

                                 ARTICLE XXVI
                                 ------------

                              SPECIAL ENFORCEMENT
                              -------------------

          Should the Company fail timely to remit to the Union all sums deducted from employees as monthly dues, assessments or initiation fees as required in
Article I or timely to transmit to the Administrator of the Health and Welfare Fund or the Pension, Severance or Prepaid Legal Services Funds, respectively, the contributions to such Funds as required under Articles X, XI, XII and XXIV then:

          (a) The Union or the Trustees of the Fund or the Administrator as the case may be, shall give the Company written notice by Certified Mail of alleged delinquency.

          (b)  Provided thirty (30) days have elapsed following the notice under
               (a) above, and payment of the delinquency has not been made; then

          (c) The Company may be required to pay, in addition to the actual delinquent amount, such sums as are set forth as liquidated damages in the Pennsylvania Wage Payment and Collection Act.

          (d) The Union may nothwithstanding Article VIII, strike the Company to enforce such payments and in addition, seek to enforce such payments in any court of competent jurisdiction without resort to the grievance and arbitration procedure set forth in Article IX .

Section 2.     The Employer agrees that the Fund shall have the
----------
right to conduct periodic audits of their books and records to ensure that proper reporting and contributions are being made as required by the Agreement. Such audits shall be in accordance with the rules, regulations and guidelines established by the Trustees.

                                 ARTICLE XXVII
                                 -------------

              EMPLOYER ACCEPTANCE OF JOINTLY ADMINISTERED FUNDS
              --------------------------------------------------

          Each Company adopts are the provisions of and agrees to comply with and be bound by, the Trust Agreement, establishing the Paper Converters Local 286 Health and Welfare Fund, Pension Fund, Severance Fund and Prepaid Legal Services Fund, and all amendments thereto and also hereby designates as its representatives the Trustees named as Employer Trustees in said Agreements, together with their successors selected in the manner therein provided.

                                ARTICLE XXVIII
                                --------------

                       ON THE JOB INJURIES/DRUG TESTING
                       --------------------------------

          Employees will be rented immediately if he or she is involved in an industrial accident that results in the loss of production and/or meaningful work and required medical treatment beyond facility first aid. If said employee loses more than eight (8) hours of work the Employer shall have the right to use the results of the test mentioned herein above. Said eight (8) hours does not have to be consecutive.

          An employee who volunteers to management, prior to a drug and alcohol testing, that he or she may be addicted to drugs or alcohol, and seeks medical treatment for the problem will be permitted appropriate time off or treatment. The Company has the right, in its discretion, to deny a second request for drug or alcohol treatment.

                                 ARTICLE XXIX
                                 ------------

                                   DURATION
                                   --------

Section 1.     This Agreement shall be binding upon the parties hereto and their
----------
respective successors and designs for the period beginning December 1, 1994 and ending November 30, 1999.

Section 2.     If either party hereto desires to make any changes herein at the
----------
expiration date of November 30, 1999, it shall give notice in writing to the other party of such desire at least sixty (60) days before any such date, otherwise this Agreement will remain in full force and effect from year to year.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this ____________ day of __________________, 1994.


UNITED PAPERWORKERS INTERNATIONAL
UNION, PHILADELPHIA LOCAL 286           KLEARFOLD, INC.
-----------------------------           ---------------


/s/ Carlo Simone Jr.                    /s/ Melvin Herrin,
---------------------------------       -----------------------------------
Carlo Simone, Business Manager          Mervin Herrin, President


/s/ James Marino
---------------------------------       ___________________________________
James Marino, President


/s/ Joseph Liberatore
---------------------------------       ___________________________________
Joseph Liberatore, Int. Representative


/s/ Charles Talley
---------------------------------
Charles Talley, Int. Representative

/s/ Luis Pagan
--------------------------------
Luis Pagan Business Agent


/s/ John King
--------------------------------
John King, Business Agent


/s/ John Corabi
--------------------------------
John Corabi, Business Agent


/s/ Carlo Simone III
--------------------------------
Carlo Simone III, Organizer


[SIGNATURE ILLEGIBLE]
--------------------------------

[SIGNATURE ILLEGIBLE]
--------------------------------

________________________________

                                KLEARFOLD, INC.

                                 APPENDIX "A"

                            SCHEDULE OF WAGE RATES

                                                       MINIMUM RATES PER HOUR
                                                       ----------------------
                                12/1/94   12/1/95   12/1/96   12/1/97   12/1/98
                                -------   -------   -------   -------   -------

JOB CLASSIFICATIONS
-------------------
Automatic Screen Operator       $ 8.85    $ 9.15    $ 9.45    $ 9.75    $10.05
Automatic Screen Catcher          8.45      8.75      9.05      9.35      9.65
Screen Maker                      9.15      9.45      9.75     10.05     10.35
Die Maker                         9.25      9.55      9.85     10.15     10.45
Die Cutter                        9.35      9.65      9.95     10.25     10.55
Creasing (Set Up)                 9.35      9.65      9.95     10.25     10.55
Creasing Operator                 8.45      8.75      9.05      9.35      9.65
Stripper                          8.45      8.75      9.05      9.35      9.65
Stamper                           9.35      9.65      9.95     10.25     10.55
Glue Machine Feeder               8.45      8.75      9.05      9.35      9.65
Glue Machine Setter               9.35      9.65      9.95     10.25     10.55
Glue Machine -
     Packer/Catcher               8.45      8.75      9.05      9.35      9.65
Quality Assurance                 9.02      9.32      9.62      9.92     10.22
Shipper/Receiver                  9.11      9.41      9.71     10.01     10.31
General Maintenance               9.35      9.65      9.95     10.25     10.55
General Helper                    8.45      8.75      9.05      9.35      9.65
Sheeter                           8.785     9.085     9.385     9.685     9.985
Carver                            9.235     9.535     9.835    10.135    10.435
Baler                             8.785     9.085     9.385     9.685     9.985
Die Cutter Feeder                 8.75      9.05      9.35      9.65      9.95
4 Color Pressman                 13.17     13.47     13.77     14.07     14.37
2 Color Pressman                 12.15     12.45     12.75     13.05     13.35
Printing Feeder Operator          9.35      9.65      9.95     10.25     10.55
6 Color First Pressman           14.60     14.90     15.20     15.50     15.80
6 Color Second Pressman          13.17     13.47     13.77     14.07     14.37
Automatic Creasing Operator      10.35     10.65     10.95     11.25     11.55
Ink Matcher                       8.70      9.00      9.30      9.60      9.90
*Film Maker                       9.15      9.45      9.75     10.05     10.35
*Plate Maker                      9.15      9.45      9.75     10.05     10.35
*Pre-Make Ready                   9.25      9.55      9.85     10.15     10.45
     HIRING RATE                  7.20      7.20      7.20      7.20      7.20

*Addendum to existing contract - 12/12/95.        [SIGNATURE ILLEGIBLE]

[SIGNATURE ILLEGIBLE]                              1/22/96

          Effective December 1, 1994, all employees shall receive a wage increase of Thirty Cents ($0.30) per hour above their present hourly rate of pay.

          Effective December 1, 1995, all employees shall receive a wage increase of Thirty Cents ($0.30) per hour above their then present hourly rate of pay.

          Effective December 1, 1996, all employees shall receive a wage increase of Thirty Cents ($0.30) per hour above their then present hourly rate of pay.

          Effective December 1, 1997, all employees shall receive a wage increase of Thirty Cents ($0.30) per hour above their then present hourly rate of pay.

          Effective December 1, 1998, all employees shall receive a wage increase of Thirty Cents ($0.30) per hour above their then present hourly rate of pay.

                                     INDEX

                                      29